EXHIBIT 10.5.8

                           ROSENTHAL & ROSENTHAL INC.

                                                    September 13, 2000

MOVIE STAR, INC.
136 Madison Avenue
New York, NY 10016

         It is mutually agreed that the Financing Agreement entered into between us dated April 24, 1996 as amended or supplemented (the "Financing Agreement") is amended effective June 30, 2000 as follows:

         1. The first paragraph of Section 2.1 is hereby deleted in its entirety and the following is substituted in its place and stead:
               "Lender shall, in its discretion, make loans to Borrower or procure for Borrower Letters of Credit from time to time, at Borrower's request, which loans and the Letters of Credit in the aggregate shall not exceed (i) the lesser of (a) $18,000,000 or
               (ii) an amount equal to (a) eighty percent (80%) (the AAdvance Receivable Percentage@) of the Net Amount of Eligible Receivables which have been validly assigned to Lender and in which Lender holds a perfected security interest pursuant to the terms hereof ranking prior to and free and clear of all interests, claims, and rights of others; plus (b) the lesser of (I) $6,500,000 or (II) the lesser of (A) fifty percent (50%) of Eligible Inventory calculated at the lower of cost or market value, or (B) eighty percent (80%) of the appraised liquidation or auction sale value of Eligible Inventory, as determined by an appraiser acceptable to Lender plus (c) the lesser of (I) $5,000,000, or (II) fifty percent (50%) of Eligible Letter of Credit Inventory, provided further that the aggregate face amount of Letters of Credit outstanding at any time pursuant to this Agreement shall not exceed $10,000,000. The making of any loan in excess of the percentages set forth above shall not be deemed to modify such percentage or create any obligation to make any further such loan. All loans (and all other amounts chargeable to Borrower under this Agreement or any supplement hereto) shall be charged to a Loan Account in Borrower's name on Lender's books. Lender shall render to Borrower each month a statement of the Loan Account (and all credits and charges thereto) which shall be considered correct and accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice by registered mail of Borrower's exceptions within 30 days after such statement has been mailed by ordinary mail to Borrower."

         2. The Working Capital specified in Paragraph 6.9(b) is hereby amended to read "$5,000,000".

         In all other respects the terms and conditions of the aforesaid agreement, as the same may have heretofore been amended, shall remain unchanged.

                                        ROSENTHAL & ROSENTHAL, INC.


                                        BY: /s/ Jerry Sandak
                                            ---------------------------
                                            Jerry Sandak, Senior Executive VP


THE FOREGOING IS ACKNOWLEDGED
AND AGREED TO:
MOVIE STAR, INC.

BY: /s/ Thomas Rende
   -----------------------------------------
      Thomas Rende, Chief Financial Officer